STOCK OPTION AGREEMENT
                    UNDER THE PENNSYLVANIA ENTERPRISES, INC.
                              STOCK INCENTIVE PLAN



Option No.:  _______________



         THIS  AGREEMENT  dated as of  _______________  (the "Date of Grant") is
made  by  and  between  PENNSYLVANIA  ENTERPRISES,   INC.  (the  "Company")  and
_______________ (the "Optionee").

     WHEREAS, the Company, has adopted the Pennsylvania Enterprises, Inc. Stock Incentive Plan (the "Plan"); and

         WHEREAS, the Company's Board of Directors (the "Board"), has determined that it would be in the best interests of the Company to enter into this Agreement.

         NOW, THEREFORE, the Company hereby grants an Option (the "Option") under the Plan to the Optionee on the following terms and conditions:

         1.       AMOUNT OF STOCK SUBJECT TO OPTION:

         The Company hereby grants to the Optionee, subject to the terms and conditions set forth in this Agreement, the Option to purchase ____________ shares of authorized and unissued common stock of the Company (without nominal or par value, with a stated value of $5.00 per share) or shares reacquired by the Company and held in treasury (the "Stock"), which Stock is to be issued by the Company upon the exercise of the Option as hereinafter set forth.

         2.       PURCHASE PRICE:

         The purchase price per share of Stock subject to the Option shall be _______________, the fair market value of a share of Stock on the Date of Grant, as determined by the Board.

         3.       TYPE OF OPTION:

         The Option is intended to be a Non-Qualified Stock Option that is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.



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Option No.:  _______________

         4.       PERIOD OF OPTION:

         The Option is granted as of the Date of Grant. The Option shall expire at the earliest to occur of (a) three months after termination of the Optionee's employment or service on the Board for any reason except death, disability, or retirement; (b) one year after termination of the Optionee's employment with the Company or service on the Board by reason of death or disability; (c) five years after termination of the Optionee's Employment by reason of retirement, on or after age 55, under the Employees' Retirement Plan of Pennsylvania Enterprises, Inc., or (d) _______________ (ten years after the Date of Grant). In no event shall the term of the Option be greater than ten years.

         5.       EXERCISE OF OPTION:

         (a) The Option may be exercised with respect to full shares (and no fractional shares shall be issued) as follows:

                  (i) no part of the Option may be exercised during the first year following the Date of Grant;

                  (ii) thereafter, the Option may be exercised in part or in full until it expires in accordance with Section 4.

         (b) In order to exercise the Option or any part thereof, the Optionee shall give notice in writing to the Company at its headquarters address (on a form acceptable to the Company) of the Optionee's intention to purchase all or part of the shares subject to the Option, and in said notice the Optionee shall set forth the number of shares as to which he/she desires to exercise his/her Option. The notice must be accompanied by payment in full of the exercise price for such shares. Such payment may be made in cash, through the delivery to the Company of full shares of Stock which have been owned by the Optionee for at least six months having a value equal to the total exercise price of the portion of the Option so exercised or through a combination of cash and shares of Stock, or in any such other manner as may be permitted by the Board. Any shares of Stock so delivered shall be valued at the average of the high and low trading prices for the trading date immediately prior to the date on which the Option is exercised. The Option will be deemed exercised on the date a proper notice of exercise (accompanied as described above) is hand delivered, or, if mailed, postmarked.

         (c) The Optionee shall, no later than the date of exercise of the Option, make payment to the Company in cash or its equivalent of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Option. The obligations of the Company under the Plan and this Option shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

         Option No.:  _______________

         6.       NON-TRANSFERABILITY OF OPTION:

         The Option is not transferable otherwise than by will or by the laws of descent and distribution. To the extent the Option is exercisable at the time of the Optionee's death, it may be exercised by the executor or administrator of the Optionee's estate or by the person designated by will or entitled by the laws of descent and distribution, upon such death, to any remaining rights arising out of the Option.

         7.       CHANGE OF CONTROL:

         Notwithstanding the provisions of Section 4, the Option shall become fully exercisable upon the occurrence of a Change of Control (as defined in the Plan).

         8.       CHANGE IN CAPITAL:

         If prior to the expiration of the Option, there shall be any changes in the Stock structure of the Company by reason of the declaration of stock dividends, recapitalization resulting in stock split-ups or combinations or exchanges of shares by reason of merger, consolidation, or by any other means, then the number of shares subject to the Option and the exercise price per share of Stock shall be equitably and appropriately adjusted as the Board in its sole discretion shall deem just and reasonable in light of all the circumstances pertaining thereto.

         9.       RIGHT TO TERMINATE SERVICE AS DIRECTOR:

         The Option shall not confer upon the Optionee any right to continued service as a Director of the Company.

         10.      REGISTRATION AND OTHER REQUIREMENTS:

         The Option is subject to the requirement that, if at any time the Board shall determine that (a) the listing, registration or qualification of the Stock subject or related to the Option upon any securities exchange or under any state or federal law, (b) the consent or approval of any governmental regulatory body or (c) an agreement by the Optionee with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the issuance, purchase or delivery of Stock under the Option, the Option shall not be exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

         11.      SUBJECT TO THE PLAN:

         The Option evidenced by the Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof. In addition, the Option is subject to any rules and regulations promulgated by the Board.

         Option No.:  _______________

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto:





                                           PENNSYLVANIA ENTERPRISES, INC.



                                  By:      ______________________________
                                            Name:    Thomas F. Karam
                                            Title:    President and CEO


Accepted and agreed to as of the Date of Grant:



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Optionee